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                                                                     Exhibit 1.1


                               BE AEROSPACE, INC.
                            (A DELAWARE CORPORATION)

                                  $175,000,000

                          8 1/2% SENIOR NOTES DUE 2010


                               PURCHASE AGREEMENT

                                 OCTOBER 2, 2003


Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
AT&T Corporate Center
227 West Monroe Street,
Chicago, Illinois 60606

Ladies and Gentlemen:

          BE Aerospace, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to each of Credit Suisse First Boston LLC ("CS First Boston"), J.P. Morgan Securities Inc., Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc. and Stephens Inc. (each an "Initial Purchaser" and together the "Initial Purchasers") $175,000,000 aggregate principal amount of its 8 1/2 % Senior Notes due 2010 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of October 7, 2003 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). The Securities and the Indenture are more fully described in the Offering Memorandum (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Offering Memorandum.

          The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated September 26, 2003 (such preliminary offering memorandum being hereinafter referred to as the "Preliminary Offering Memorandum"), and is preparing a final offering memorandum, dated October 2, 2003 (such final offering memorandum, in the form first furnished to the Initial Purchasers for use in

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connection with the offering of the Securities being hereinafter referred to as the "Offering Memorandum"), each setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities.

          The Company understands that you propose to make an offering of the Securities on the terms set forth in the Offering Memorandum, as soon as you deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the 1933 Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) outside the United States to persons other than U.S. persons in reliance upon Regulation S ("Regulation S") under the Act. As used herein, the terms "United States" and "U.S. persons" have the meaning given them in Regulation S.

          The holders of Securities will be entitled to the benefits of a Registration Rights Agreement to be dated October 7, 2003, in form and substance agreed upon by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Securities referred to in the Registration Rights Agreement under the 1933 Act.

          Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to and agrees with the Initial Purchasers as of the date hereof and as of the Closing Time as follows:

          (i) As of their respective dates and as of the Closing Time, none of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers through CS First Boston expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto.

          (ii) Except for the Company's 8 7/8% Senior Subordinated Notes due 2011, the Company's 9 1/2% Senior Subordinated Notes due 2008 and the Company's 8% Senior Subordinated Notes due 2008, there are no debt securities of the Company registered under the 1934 Act, or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised that the Securities have been designated PORTAL securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (iii) None of the Company or any affiliate of the Company (as defined in Rule 501(b) under the 1933 Act) has directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the

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     1933 Act) by or for the Company that is of the same or similar class as the
     Securities (other than with respect to the Exchange Securities) in a manner that would require the registration of the Securities under the 1933 Act.

          (iv) None of the Company or any affiliate of the Company or any person acting on their behalf has (A) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D) or
     (B) solicited offers for, or offered or sold, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act. With respect to those Securities sold in reliance upon Regulation S, none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

          (v) Deloitte & Touche L.L.P, which is reporting upon the audited financial statements and related notes included in the Offering Memorandum, is an independent public accountant with respect to the Company in accordance with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder.

          (vi) The financial statements of the Company included in the Offering Memorandum present fairly (a) the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and (b) the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Offering Memorandum present fairly the information required to be stated therein. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Offering Memorandum. There are no historical or pro forma financial statements which would be required to be included in the Offering Memorandum if it were filed as part of a registration statement on Form S-1 under the 1933 Act, which are not included as would be so required.

          (vii) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in

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     which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (viii) The Company's only subsidiaries (either direct or indirect) are as listed in Exhibit A attached hereto (each individually, a "Subsidiary" and collectively, the "Subsidiaries"). The Company has no significant subsidiaries (as defined in Rule 1.02 of the Commission's Regulation S-X) other than BE Aerospace Holdings (UK) Limited ("BEAH(UK)"). BE Aerospace Services, LLC, Bomhoff Acquisition, Inc., Denton Jet Interiors, LLC, Nelson Aerospace, LLC, Maynard Precision, LLC, BEA Aerospace (U.S.A.), LLC, Flight Structures, Inc., DMGI, LLC, T.L. Windust Machine, LLC, Acurex, LLC, Modern Metals, LLC, Nordskog Industries, Inc., M&M Aerospace Hardware, Inc., B/E Aerospace Development Corporation, and B/E Aerospace Machined Products, Inc. are inactive subsidiaries with no significant assets and are not engaged in any active trade or business. BEAH(UK) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and BEAH(UK) is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued or created and are fully paid and non-assessable and (other than in the case of BE Aerospace (France) S.A.R.L., of which five shares are owned by Marc Leveille, a French national and director of BEA France, and five shares are owned by The K.A.D. Companies, Inc., an investment, venture capital and consulting firm owned by Amin J. Khoury, the Chairman of the Company, and Advanced Thermal Sciences Corporation, of which approximately 6% of the outstanding shares are owned by officers and employees of the Company) are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except that (1) 65% of the issued and outstanding Ordinary Shares of BEAH(UK) are pledged to the Agent under the Bank Credit Facility, (2) 65% of the issued and outstanding capital stock of BEA Aerospace Netherlands B.V. is pledged to the Agent under the Bank Credit Facility, and (3) the outstanding capital stock of each of BEA Aerospace USA, LLC, Acurex LLC, and BE Aerospace Services, LLC is pledged to the Agent under the Bank Credit Facility. The Company does not, directly or indirectly, own any equity or long-term debt securities of any corporation, firm, partnership, joint venture or other entity, other than the stock of its Subsidiaries and a note from BEA Aerospace Netherlands B.V. in the principal amount of Dfls. 49,385,000.

          (ix) The Company had, at the date indicated in the Offering Memorandum, a duly authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization".

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          (x)       All of the outstanding shares of capital stock of the
     Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock of the Company, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Offering Memorandum, as described in the Company's most recent proxy statement filed with the Commission, issuances pursuant to plans referred to in the Offering Memorandum or the Company's most recent proxy statement filed with the Commission or issuances pursuant the Company's Schedule TO (file no. 005-41351).

          (xi) This Agreement has been duly authorized, executed and delivered by the Company.

          (xii) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (xiii) The Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof in the Offering Memorandum.

          (xiv) The Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a

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     proceeding in equity or at law); and the Securities conform to the description thereof in the Offering Memorandum.

          (xv) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (xvi) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Indenture, the issuance, sale and delivery of the Securities by the Company, the consummation by the Company of the transactions contemplated in this Agreement and the Offering Memorandum and compliance by the Company with the terms of this Agreement, the Registration Rights Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which they may be bound or to which any of their respective properties may be subject except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

          (xvii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the Trust Indenture Act and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and the securities or "blue sky" laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Securities, for the execution, delivery or performance by

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     the Company of this Agreement, the Registration Rights Agreement and the
     Indenture or for the consummation by the Company of the transactions contemplated in this Agreement and the Offering Memorandum, except such of the foregoing as will be obtained prior to the Closing Time.

          (xviii)   Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, in their capacity as such, that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement or the Offering Memorandum; the aggregate of all pending legal or governmental proceedings that are not described in the Offering Memorandum to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xix) There are no contracts or documents of a character that would be required to be described in the Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, that are not described as would be so required (other than contracts or documents described in the Company's most recent proxy statement filed with the Commission).

          (xx) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Offering Memorandum or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxi) The Company and the Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations, including, without limitation, any licenses, permits, certificates, consents, orders, approvals and other authorizations required to be obtained from the

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     Federal Aviation Administration, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxii) The Company and the Subsidiaries each owns or possesses adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxiii)   To the best knowledge of the Company, no labor problem
     exists with its employees or with the employees of any Subsidiary or is imminent that could materially adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxiv) Neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (xxv) Assuming (A) the accuracy of the representations and warranties of the Initial Purchasers in Section 2 hereof and (B) the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the 1933 Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (xxvi) No part of the proceeds of the sale of the Securities will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          (xxvii)   All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against

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     which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the period ended February 27, 1999 have been settled and no assessment in connection therewith has been made against the Company. The Company and the Subsidiaries each has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

          (xxviii) The Company and the Subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (C) access to assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) any significant deficiencies or material weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial information data, and any fraud whether or not material that involves management or other employees who have a significant role in the Company's internal accounting controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors. The Company and the Subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any Subsidiary has made, any payment of the Company's funds or any Subsidiary's funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Offering Memorandum.

          (xxix) Except as disclosed in the Offering Memorandum, there are no holders of securities of the Company who have the right to require the Company to register securities held by them under the 1933 Act on any registration statement that will be used to register the Securities or the Exchange Securities.

          (xxx) The Company is not an "investment company," and will not be as a result of the sale of the Securities pursuant to this Agreement, an "investment company"

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     within the meaning of the Investment Company Act of 1940, as amended (the
     "1940 Act").

          (xxxi) Except as disclosed in the Offering Memorandum and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or any Subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any Subsidiary.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xxxii)   There are no transactions, arrangements or other
     relationships, including but not limited to off balance sheet transactions, which would be required to be included in the Offering Memorandum if the Offering Memorandum was a registration statement on Form S-1 by the Commission's "Statement About Management's Discussion and Analysis of Financial Condition and Results of Operations" (January 22, 2002) which are not so described or described as required.

          (xxxiii) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company and its subsidiary in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management and its subsidiaries management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

          (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          Section 2. PURCHASE, SALE AND RESALE OF THE SECURITIES; CLOSING; REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each of you, severally and not jointly, and each of you severally agrees to purchase from the Company, at a purchase price of 8 1/2% of the principal amount thereof, the principal amount of the Securities set forth opposite your name on Schedule A.

          (b) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Company and you, at 9:00 A.M., New York time, on October 7, 2003 or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). The Securities shall be in such denominations and registered in such names as you may request in writing at least two business days before the Closing Time. The Securities, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the last business day prior to the Closing Time.

          (c) At the Closing Time, payment shall be made to an account, or accounts, designated by the Company in the aggregate amount of $170,187,500 in immediately available funds payable to the order of the Company against delivery of the Securities to you.

          (d) You have advised the Company that you propose to offer the Securities for sale, upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. You hereby represent and warrant to the Company that you are a Qualified Institutional Buyer as defined in Rule 144A and/or an "Accredited Investor" as defined in Rule 501 of Regulation D. You agree that you have offered and sold the offered Securities, and will offer and sell the offered Securities only in accordance with Rule 903 or Rule 144A. Accordingly, neither you nor your affiliates, nor any persons acting on your or their behalf, have engaged or will engage in any directed selling efforts with respect to the offered Securities, and you, your affiliates and all persons acting on your or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A. You agree with the Company that you
(i) will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act,
(ii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of its initial offering, only to persons in the United States whom you reasonably believe to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in a transaction under Rule 144A and (iii) for offers and sales of the offered Securities outside the United States, will comply with all laws, rules and regulations of such non-U.S. jurisdictions applicable to such offers, sales or delivery.

          (e) You hereby represent and warrant to the Company that you (i) have not offered or sold and prior to the expiry of a period of six months from the Closing Time, will not offer or sell any offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by you in connection with the issue or sale of any offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company and (iii) complied and will comply with all applicable provisions of the FSMA with respect to anything done by you in relation to the offered Securities in, from or otherwise involving the United Kingdom.

          Section 3. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with you as follows:

          (a) The Company will not at any time make any amendment or supplement to the Offering Memorandum of which you shall not have previously been advised and furnished a copy or to which you or your counsel shall reasonably object.

          (b) The Company will promptly deliver to you, without charge, during the period from the date hereof to the date of the completion of the distribution of the Securities by you, such number of copies of the Offering Memorandum, as it may then be amended or supplemented, or the Preliminary Offering Memorandum, as it may then be amended or supplemented, as you may reasonably request.

          (c) If, at any time prior to completion of the distribution of the Securities by you, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the opinion of your counsel or counsel for the Company, it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company, at its own expense, will promptly prepare such amendment or supplement as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing at the time it is delivered to a purchaser, be misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish you such number of copies as you may reasonably request.

          (d) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than a year from the date of the Offering Memorandum; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as you may request.

          (e) Except following the effectiveness of the Registration Statement, neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) of Regulation D) will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(C) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

          (f) Neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) of the 1933 Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933
Act) the offering of which security could be integrated with the sale of the Securities in a manner that would require the registration of any of the Securities under the 1933 Act. With respect to those Securities sold in reliance upon Regulation S, none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and each of the Company, its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

          (g) The Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the 1940 Act, and will not be or become a closed-end investment company required to be registered, but not registered, thereunder.

          (h) During the period from the Closing Time to the earlier of (i) two years after the Closing Time or (ii) the date of effectiveness of the Registration Statement, the Company will not, and will not permit any of its affiliates (as such term is defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been reacquired thereby, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act.

          (i) The Company will, so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, either (i) file reports and other information with the Commission under
Section 13 or Section 15(d) of the 1934 Act, or (ii) in the event the Company is not subject to Section 13 or Section 15(d) of the 1934 Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act to permit compliance with Rule 144A in connection with resale of the Securities. For a period of five years after the Closing Time, the Company will make available to you upon request copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities issued by it unless they are available through the Electronic Data Gathering, Analysis and Retrieval System.

          (j) If requested by you, the Company will use its best efforts in cooperation with you to permit the Securities sold in transactions described in
Section 2(d)(ii) hereof to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The purchaser understands that the notes will, until the expiration of the applicable holding period with respect to the notes set forth in Rule 144(k) of the Securities Act, unless otherwise agreed to by BE Aerospace, Inc. and the holder thereof, bear a legend substantially to the following effect:

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A. UNDER THE SEUCRITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING

          CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

          (l) The Company will apply the net proceeds that it receives from the offer and sale of the Securities issued by it in the manner set forth with respect to it in the Offering Memorandum under the heading "Use of Proceeds."

          (m) Prior to the Closing Time, the Company will not issue any press release or other communications directly or indirectly or hold any press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, without your prior consent, which shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to you, such press release or communication is required by law.

          (n) For a period of 120 days from the date of the Offering Memorandum, the Company will not, without your prior written consent, directly or indirectly, offer, pledge, sell, grant any option, right or warrant for the sale of or otherwise dispose of any debt securities of the Company (or securities convertible or exchangeable into or exercisable for debt securities of the Company), or file any registration statement with respect to the foregoing, other than the Securities or the Exchange Securities referred to in the Registration Rights Agreement.

          Section 4. PAYMENT OF EXPENSES. Whether or not any sale of the Securities is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including
(a) the preparation and printing of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Initial Purchasers, (b) the preparation, reproduction and distribution of the Securities, this Agreement, the Registration Rights Agreement, the Indenture and any "blue sky" or legal investment memoranda, (c) the delivery of the Securities to the Initial Purchasers, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under the applicable securities laws in accordance with Section 3(d) and any filing for review of the offering with NASD, including filing fees and fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any "blue sky" or legal investment memoranda, (f) any fees charged by rating agencies for rating the Securities, (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (h) the cost of obtaining approval for the trading of the Securities through PORTAL and (i) plane or private jet expenses of the Initial Purchasers and the Company's officers and employees in connection with attending or hosting meetings with prospective purchasers of the offered Securities.

          If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Initial Purchasers.

          Section 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of each Initial Purchaser to purchase and pay for the Securities that it has severally agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein and in certificates of any officer of the Company and any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, each of you shall have received a signed opinion of each of Shearman & Sterling, counsel for the Company, and Edmund Moriarty, General Counsel of the Company, in each case dated as of the Closing Time, in substantially the form attached hereto as Exhibit B-1. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Initial Purchasers, in which case the opinion shall state that they believe you are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; PROVIDED that such certificates have been delivered to the Initial Purchasers.

          (b) At the Closing Time, each of you shall have received a signed opinion of Lovells, counsel to BEAH(UK), dated as of Closing Time, in substantially the form attached hereto as Exhibit B-2. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Initial Purchasers may reasonably request.

          (c) At the Closing Time, each of you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 5(a) and 5(b) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Indenture, the Registration Rights Agreement, the Offering Memorandum and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; PROVIDED that such certificates have been delivered to the Initial Purchasers.

          (d) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Offering Memorandum other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Offering Memorandum, (iv) the Company shall have in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (v) no event of default shall exist under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary is subject except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as enterprise and (vi) the other representations and warranties of the Company set forth herein shall be accurate in all material respects as though expressly made at and as of the Closing Time. At the Closing Time, each of you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

          (e) At the time that this Agreement is executed by the Company, each of you shall have received from Deloitte & Touche L.L.P., independent auditors for the Company, a letter, dated such a date, in form and substance satisfactory to you.

          (f) At the Closing Time, each of you shall have received from Deloitte & Touche L.L.P. a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (g) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Initial Purchasers and to counsel for the Initial Purchasers.

          (h) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Initial Purchasers, including CS First Boston, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Initial Purchasers, including CS First Boston, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Nasdaq National Market or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers, including CS First Boston, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities.

          (i) At the Closing Time, the Registration Rights Agreement shall have been fully executed and be in full force and effect.

          (j) At the Closing Time, the Initial Purchasers shall have received a certificate of the Chief Financial Officer of the Company as to certain agreed upon line items contained in the Offering Memorandum.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 1 (insofar as Section 7 provides for the survival of such representations or warranties), 6 and 7 shall remain in effect.

          Section 6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the such Initial Purchaser, its affiliate, partner, director and officer and any person controlling such Initial Purchaser may become subject, under the 1933 Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering

Memorandum, or any amendment or supplement thereto, or any related Preliminary Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 3(a) of this Agreement, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through CS First Boston specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Initial Purchaser, its affiliates, partners, directors and officers (or any person controlling any Initial Purchaser,) with respect to any losses, claims, damages arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Memorandum or (y) the omission or alleged omission to state in the Preliminary Offering Memorandum a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company furnished sufficient copies of the Offering Memorandum on a timely basis to permit delivery of the Offering Memorandum to all persons purchasing notes from the Initial Purchasers in the initial resale of such notes (such persons "Initial Resale Purchasers") at or prior to the written confirmation of the sale of the Securities to such person; (2) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Securities in the initial resale from the Initial Purchasers and a copy of the Offering Memorandum was not sent or given by or on behalf of such Initial Purchaser to such Initial Resale Purchaser; and (3) the Offering Memorandum would have cured the defect giving rise to such losses, claims, damages or liabilities.

          (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or any related Preliminary Offering Memorandum, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through CS First Boston specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: under the caption "Plan of Distribution," the third paragraph, the third sentence of the ninth paragraph and the tenth paragraph; provided however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 3(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (ii) the indemnifying party has failed within a reasonable time after receiving notice of the commencement of the action to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would (based upon advice of counsel to the indemnified party) be inappropriate due to a conflict or potential conflict between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by CS First Boston and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the 1933 Act or the 1934 Act; and the obligations of the Initial Purchasers under this section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

          Section 7. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the

Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 3 and the respective obligations of the Company and the Initial Purchasers pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or
(vii) of Section 5(h), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursement of counsel) reasonably incurred by them in connection with the offering of Securities.

          Section 8. DEFAULT. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase (the "Defaulted Securities"), the non-defaulting Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, such non-defaulting Initial Purchasers have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof, or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.

          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 8.

          Section 9. TAX DISCLOSURE. Notwithstanding any other provision of this Agreement, except as reasonably necessary to comply with applicable securities law, from the commencement of discussions with respect to the transactions contemplated hereby, the Company and the Initial Purchasers (and each employee, representative or other agent of the Company and the Initial Purchasers) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

          Section 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers at Credit Suisse First Boston LLC, AT&T Corporate Center, 227 West Monroe Street, Chicago, IL 60606, Attention: James Glerum with copies to Fried, Frank, Harris, Shriver & Jacobson at 1 New York Plaza, New York, New York 10004, Attention: Valerie Ford Jacob; and notices to the Company shall be directed to it at 1400 Corporate Center Way, Wellington, Florida 33414, Attention: Mr. Amin J. Khoury, Chairman of the Board of Directors and Chief Executive Officer with copies to Shearman & Sterling at 599 Lexington Avenue, New York, New York 10022, Attention: Mr. Rohan
S. Weerasinghe.

          Section 11. PARTIES. This Agreement is made solely for the benefit of the Initial Purchasers, the Company and, to the extent expressed, any person who controls the Company or any Initial Purchaser within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Initial Purchasers of the Securities.

          Section 12. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

          Section 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                                   ----------

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

                          Very truly yours,


                          BE AEROSPACE, INC.


                          By: /s/ Thomas P. McCaffrey
                             ----------------------------
                             Name: Thomas P. McCaffrey
                             Title: Corporate Senior Vice President of
                                    Administration and Chief Financial Officer

Confirmed and accepted as of the date first above written:

Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
Stephens Inc.

By: Credit Suisse First Boston LLC


By  /s/ Jared C. Felt
  --------------------------------
  Name: Jared C. Felt
  Title: Director

================================================================================


                               BE AEROSPACE, INC.
                            (a Delaware corporation)

                                  $175,000,000

                          8 1/2% Senior Notes due 2010


                               PURCHASE AGREEMENT


Dated:  October 2, 2003


================================================================================

SCHEDULE A

                                                                    Principal Amount
                                                                    of Securities
                                      Initial Purchasers            to be Purchased
                                      ------------------            ---------------
Credit Suisse First Boston LLC ..................................   $    113,750,000
J.P. Morgan Securities Inc. .....................................   $     26,250,000
Jefferies/Quarterdeck, LLC ......................................   $        100,000
Jefferies & Company, Inc. .......................................   $     17,400,000
Stephens Inc. ...................................................   $     17,500,000
                                                                    ----------------

        Total ...................................................   $    175,000,000

                                                                       EXHIBIT A

                              LIST OF SUBSIDIARIES

BE Aerospace International Ltd., a company incorporated under the laws of
  Barbados
BE Aerospace (UK) Holdings Limited, a company incorporated under the Companies
  Act (England and Wales)
BE Aerospace (UK) Limited, a company incorporated under the laws of Northern
  Ireland CF Taylor (B/E) UK Limited, a company incorporated under the Companies Act (England and Wales)
BE Aerospace (Services) Limited, a company incorporated under the Companies Act
  (England and Wales)
BE Aerospace (USA), LLC., a Delaware limited liability company
BE Aerospace Netherlands B.V., a company incorporated under the laws of the
  Netherlands
Royal Inventum, B.V., a company incorporated under the laws of the Netherlands Nordskog Industries, Inc., a California Corporation
Acurex LLC, a Delaware limited liability company
BE Aerospace (France) S.A.R.L., a company incorporated under the laws of France Burns Aerospace (France) S.A.R.L., a company incorporated under the laws of
  France
Aerospace Lighting Corporation, a New York corporation
Flight Structures, Inc., a Washington corporation
BE Intellectual Property, Inc., a Delaware corporation
BE Aerospace Services, LLC, a Delaware limited liability company
BE Aerospace Australia, Inc., a Delaware corporation
BE Aerospace Canada, Inc., a Delaware corporation
B/E Aerospace (Canada) Company, a Canadian corporation
BE Aerospace El Salvador, Inc., a Delaware corporation
BE Aerospace El Salvador, Sociedad Anonima de Capital Variable, an El
  Salvadorian corporation
B/E Aerospace Machined Products, Inc., a Delaware corporation
T.L. Windust Machine, LLC, a California limited liability company
DMGI, LLC, a California limited liability company
Maynard Precision, Inc., a California corporation
Maynard Precision, LLC, a California limited liability company
Advanced Thermal Sciences Corporation, a Delaware company
Modoc Engineering Corporation, a California corporation
Advanced Thermal Sciences Corporation, a Delaware corporation
ATS Japan Corporation, a Japanese Kabushiki Kaisha
Advanced Thermal Sciences Taiwan Corporation, a Taiwanese Corporation
Denton Jet Interiors, LLC, a Texas limited liability company
Modern Metals, LLC, a California limited liability company
Nelson Aero Space, LLC, a California limited liability company
M&M Aerospace Hardware, Inc., a Florida corporation
M&M Aerospace Hardware SARL, a French SARL
M&M Aerospace Hardware GmbH, a German company
M&M Aerospace Hardware LTD, a UK company
Bomhoff Acquisition, Inc., a Delaware corporation
B/E Aerospace Development Corporation, a Delaware corporation

                                   EXHIBIT B-1

                     FORM OF OPINION OF SHEARMAN & STERLING

                        [Shearman & Sterling Letterhead]

                                                                 October 7, 2003

Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
AT&T Corporate Center
227 West Monroe Street,
Chicago, IL 60606


Ladies and Gentlemen:

          We are acting as counsel to BE Aerospace, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company to Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc. and Stephens Inc. (collectively, the "Initial Purchasers"), subject to the terms and conditions set forth in the Purchase Agreement, dated October 2, 2003 (the "Purchase Agreement"), among the Company and the Initial Purchasers, of $175,000,000 aggregate principal amount of the Company's 8 1/2% Senior Notes due 2010 (the "Notes") issued pursuant to an Indenture, dated as of October 7, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), and further subject to the terms and conditions set forth in the Registration Rights Agreement, dated October 7, 2003 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers. Unless otherwise noted, capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

          This opinion is being delivered pursuant to Section 5(a) of the Purchase Agreement.

          In this capacity we have examined a copy of the Preliminary Offering Memorandum dated September 26, 2003 and the final Offering Memorandum dated October 2, 2003 relating to the offering of the Notes (such final Offering Memorandum being hereinafter referred to as the "Offering Memorandum"). We have also examined the Purchase Agreement, the Indenture, the Registration Rights Agreement, a specimen of the Notes and the originals, or copies identified to our satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinion, we have relied as to factual matters, to the extent we deem proper, upon the representations and warranties of the Company and its subsidiaries contained in or made pursuant to the Purchase Agreement, the Registration Rights Agreement, certificates of officers of the Company and its subsidiaries and certificates of public officials.

          The opinions stated herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

          Based upon the foregoing, we are of the opinion that:

          (i) The Notes and the Indenture conform in all material respects to the respective descriptions thereof contained in the Offering Memorandum under the caption "Description of the Notes."

          (ii) The statements made in the Offering Memorandum under the caption "Exchange Offer; Registration Rights," to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

          (iii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (iv) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (v) The Notes have been duly authorized and executed by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which facts we have not determined by an inspection of the Notes), the Notes have been duly issued and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the holders of the Notes will be entitled to the benefits of the Indenture.

          (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that rights to indemnification or contribution may be limited by federal or state securities laws or public policy relating thereto.

          (vii) The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the consummation by the Company of the transactions contemplated in the Purchase Agreement (including, without limitation, the repayment of the balance outstanding under its existing bank credit facility (the "Facility Pay-Down")), the execution and delivery of the Notes, and compliance by the Company with the terms of the Purchase Agreement, the Registration Rights Agreement and the Indenture (x) do not and will not result in any violation of the certificate of incorporation or by-laws of the Company or, and (y) and do not and will not conflict with or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or result in the creation of or imposition of any a lien, charge or encumbrance upon any property or assets of the Company under (a) any contract, indenture, mortgage, lease or other agreement, to which the Company or any of its significant subsidiaries is a party or by which any of them may be bound or to which it or any of its properties or assets are bound, that has been filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002, the Company's Form 10-Qs for the quarter ended March 31, 2003, and for the quarter ended June 30, 2003, or which is listed on Schedule I hereto, in each case, on their face, or
(b) any existing applicable New York State, Delaware (limited to the General Corporation Law), or United States federal law, rule or regulation, or any judgment, order or decree known to such counsel of any New York State or United States federal government, governmental or regulatory instrumentality or agency or court having jurisdiction over the Company or any of its properties or assets.

          (viii) No authorization, approval, consent or license of any governmental or regulatory body, agency or instrumentality of the United States or New York State is required for the (i) valid issuance of the Notes in accordance with the provisions of the Indenture, (ii) sale of the Notes to you as contemplated by the Purchase Agreement, (iii) execution, delivery or performance by the Company of the Purchase Agreement, the Registration Rights Agreement or the Indenture or (iv) consummation of the transactions contemplated by the Purchase Agreement (including, without limitation, the Facility Pay-Down), except such as may be required by the Securities Act of 1933, as amended (the "Securities Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the securities or blue sky laws of the various states.

          (ix) The Company is not, and will not be as a result of the sale of the Notes pursuant to the Purchase Agreement, an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (x) Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers and the Company in the Purchase Agreement and (ii) the due performance by the Initial Purchasers and the Company of the covenants and agreements set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum under the Purchase Agreement, or in connection with the initial resale of such Notes by the Initial Purchasers to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

          This opinion is being furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                                      Schedule I

     1. Credit Agreement dated as of August 21, 2001, as amended as of December 14, 2001, January 23, 2003, March 4, 2003, September 26, 2003 and October 2, 2003, among BE Aerospace, Inc., the Chase Manhattan Bank, as Administrative Agent and the lenders party thereto.

     2. Indenture, dated February 13, 1998 between the Company and United States Trust Company of New York.

     3. Indenture, dated November 2, 1998 between the Company and The Bank of New York.

     4. Indenture, dated April 17, 2001 between the Company and The Bank of New York.

                                                                 October 7, 2003


Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
AT&T Corporate Center
227 West Monroe Street,
Chicago, IL 60606

Ladies and Gentlemen:

          We are acting as counsel to BE Aerospace, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company to Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc. and Stephens Inc. (collectively, the "Initial Purchasers"), subject to the terms and conditions set forth in the Purchase Agreement, dated October 2, 2003 (the "Purchase Agreement"), among the Company and the Initial Purchasers, of $175,000,000 aggregate principal amount of the Company's 8 1/2% Senior Notes due 2010 (the "Notes") issued pursuant to an Indenture, dated as of October 7, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), and further subject to the terms and conditions set forth in the Registration Rights Agreement, dated October 7, 2003 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers. Unless otherwise noted, capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

          In this capacity, we have examined copies of the Preliminary Offering Memorandum, dated September 26, 2003 and the final Offering Memorandum, dated October 2, 2003, relating to the offering of the Notes (such final Offering Memorandum being hereinafter referred to as the "Offering Memorandum").

          We have also reviewed and participated in discussions concerning the preparation of the Offering Memorandum with certain officers and employees of the Company, with its counsel and its auditors, and with your representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Offering Memorandum, except as set forth in paragraph
(i) of our opinion addressed to you dated the date hereof. In addition, with your approval, matters governed by the laws of the United Kingdom have been passed upon by Lovells, British counsel to the Company, and we have assumed, without independent verification, the accuracy of its legal opinion delivered to you today pursuant to the Purchase Agreement with respect to such laws or matters governed or affected by such laws.

          Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that the Offering Memorandum (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          This letter is being furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                  Very truly yours,

                       FORM OF OPINION OF EDMUND MORIARTY

                                                                 October 7, 2003


Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
Stephens Inc.

c/o Credit Suisse First Boston LLC
AT&T Corporate Center
227 West Monroe Street,
Chicago, IL 60606

Ladies and Gentlemen:

          I am Corporate Vice President Law, General Counsel and Secretary of BE Aerospace, Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the sale by the Company to Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc. and Stephens Inc. (collectively, the "Initial Purchasers"), subject to the terms and conditions set forth in the Purchase Agreement dated October 2, 2003 (the "Purchase Agreement"), among the Company and the Initial Purchasers, of $175,000,000 aggregate principal amount of the Company's 8 1/2% Senior Notes due 2010 (the "Notes") issued pursuant to an Indenture dated as of October 7, 2003 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), and further subject to the terms and conditions set forth in the Registration Rights Agreement dated October 7, 2003 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers.

          This opinion is being delivered pursuant to Section 5(a) of the Purchase Agreement.

          In such capacity I have examined a copy of the Preliminary Offering Memorandum, dated September 26, 2003 and the Final Offering Memorandum dated as of October 2, 2003, related to the sale of the Notes (the "Offering Memorandum").

          I have also examined the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the originals, or copies identified to my satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied, without investigation, and believe that I am

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justified in relying, upon such statements or representations of officers and other representatives of the Company or others.

          I am a member of the Bar of the State of Wisconsin. My opinions set forth below are limited to the laws of the State of Wisconsin, the General Corporation Law of the State of Delaware and the federal laws of the United States.

          Based upon the foregoing, I am of the opinion that:

     (i) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes, to execute and deliver the Purchase Agreement, the Registration Rights Agreement and the Indenture, and to perform its obligations thereunder. The Company is qualified to transact business, and is in good standing as a foreign corporation, in California, Connecticut, Florida, Indiana, Kansas, Massachusetts, Minnesota, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Washington and West Virginia; these states including among them the only jurisdictions in the United States in which the Company owns or leases real property.

     (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Capitalization table in the Offering Memorandum under the caption "Actual", except for issuances or forfeitures subsequent to the date of the information provided in such table, if any, pursuant to the Company's stock option plans. The shares of the Company's common stock, $.01 par value (the "Common Stock") issued and outstanding on this date have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights under the Delaware General Corporation Law or the Restated Certificate of Incorporation of the Company or, to the best of my knowledge, any preemptive rights pursuant to any contract to which the Company is a party or by which it is bound.

     (iii) To the best of my knowledge, (i) the Company is not in violation of its certificate of organization or certificate of registration or by-laws or limited liability company agreement, as the case may be, or in default in the performance of any obligation, agreement or condition in any agreement or instrument known to us to which the Company is a party or by which any of them is bound and which default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole and
(ii) the Company is not in violation of any applicable law, rule or regulation, or, to our knowledge after having made inquiry of the Company, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, where such violation or default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

     (iv) The statements made in the Offering Memorandum under the captions "Business-Legal Proceedings," to the extent that they constitute matters of law or legal conclusions or

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

descriptions of legal proceedings, have been reviewed by me and fairly present the information disclosed therein in all material respects.

     (v) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

          I have reviewed and participated in the preparation of the Offering Memorandum with other officers or employees of the Company, with its counsel and their auditors, and with representatives of the Initial Purchasers and I advise you that, on the basis of the information I gained in the course of performing the services referred to above, no facts came to my attention which gave me reason to believe that the Offering Memorandum (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This opinion is being furnished by me as General Counsel for the Company to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                     Very truly yours,


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

                                   EXHIBIT B-2

                           FORM OF OPINION OF LOVELLS

                               Lovells Letterhead

                                                       October 7, 2003
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
Stephens Inc.
c/o Credit Suisse First Boston LLC
AT&T Corporate Center
227 West Monroe Street,
Chicago, IL 60606

Dear Sirs

BE AEROSPACE HOLDINGS (UK) LIMITED

1. We have acted as English legal advisers to BE Aerospace Holdings (UK) Limited (formerly BE Aerospace (UK) Limited and Flight Equipment and Engineering Limited), a company registered in England and Wales under registered number 516846, the registered office of which is located at Nissen House, Grovebury Road, Leighton Buzzard, Bedfordshire (the "Company"), since its acquisition by BE Aerospace, Inc. (formerly BE Avionics, Inc.) (the "Issuer") on 2 April, 1992. We have been asked by the Issuer, a Delaware corporation, to provide this opinion in connection with the issue and sale by the Issuer of US $175,000,000 principal amount of 8 1/2% Senior Notes due 2010 (the "Securities"). We have been provided with copies of:

     (a) an offering memorandum dated October 2, 2003, relating to the Issue and the Securities (the "Offering Memorandum");

     (b) a draft dated October ___, 2003 of an indenture to be dated October 7, 2003, made between the Issuer and the Trustee named therein (the "Indenture") which we have been advised is the final form thereof;

     (c) the purchase agreement dated October 2, 2003, made between the Issuer and you, relating to the issue and sale of the Securities (the "Purchase Agreement");

     (d) the registration rights agreement to be dated October 7, 2003 between the Issuer and you relating to the filing of a registration statement with respect to the Securities (the "Registration Rights Agreement").

2. We understand that this opinion is required by you pursuant to section 5(b) of the Purchase Agreement.

3. For the purpose of giving this opinion, we have examined the following documents relating to the Company:

     (a) the statutory books, including the register of members and the minutes of board meetings and general meetings of the shareholders contained therein;

     (b) copies of the Memorandum and Articles of Association, Certificate of Incorporation and Certificate of Incorporation on Change of Name; and

     (c) a certificate of good standing issued by the Registrar of Companies on October ___, 2003, a copy of which is annexed hereto marked "A".

4. We have carried out an on-line search of the Company on Companies House Direct on October ___, 2003, which revealed no order or resolution to wind up the Company and no notice of the appointment of an administrator or receiver of the Company. We have also carried out a search at the Central Registry of Winding Up Petitions, London on October ___, 2003, which shows no pending petition to wind up the Company. We have not conducted any further search, or any search in any District Registry of the High Court where winding-up and administration petitions may also be presented in certain cases, and accordingly this opinion is given on the assumption that such searches (if made) would not reveal any circumstances which would require amendment of this opinion.

5. Except for the documents listed in paragraphs 1 and 3 above, we have not examined for the purposes of this opinion any contracts or other documents entered into by or affecting the Company or any corporate records of the Company. We have not made any other enquiries or searches concerning the Company (whether within this firm or otherwise), except as mentioned in paragraph 4 above. For the purposes of this opinion, we have relied as to factual matters upon certificates of officers and directors of the Issuer and of the Company (copies of which are annexed hereto and marked "B") and have relied on representations made by the Issuer in the Purchase Agreement.

6. This opinion is given only with respect to English law in force at the date of this letter as applied by English Courts and is given on the basis that it will be governed by and construed in accordance with English law. No opinion is expressed or implied as to the laws of any other territory.

7. This opinion is based on the assumptions set out in the appendix to this letter, which we have taken no steps to verify independently.

8. Based upon and subject to the foregoing, and subject as stated herein and to any matters not disclosed to us, we are of the opinion that:

     (a) the Company is duly incorporated under the Companies Act 1948 as a private company with limited liability under English law, is validly existing under English law and has the necessary corporate power under the Companies Acts of

                                     - 2 -
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          1985 and 1989 and its Memorandum and Articles of Association to
          conduct its business and to own, lease and operate its properties;

     (b) as reflected in the register of members of the Company, the Issuer is the registered holder of all of the 1,781,268 issued ordinary shares of L 1 each of the Company and all of the 916,900 issued 3% cumulative redeemable preference shares of L 1 each of the Company. Pursuant to Section 361 Companies Act 1985, the register of members of a company (as defined in that Act) is prima facie evidence of any matters which are by that Act directed or authorised to be inserted in it, and of legal ownership of shares;

     (c) in the absence of any circumstance by which a member of a company limited by shares (as defined in the Companies Act 1985) may become liable for the company's debts, the liability of the member (including, with respect to the Company, the Issuer) for such debts will be limited to the par value of the shares held and any premium agreed to be paid, to the extent that such amounts have not previously been paid. According to the register of members of the Company, the on-line search of the Company on Companies House Direct referred to in paragraph 4 above and the certificates of the officers and directors of the Issuer and the Company, but having made no other enquiry, investigation or verification, we are of the opinion that the issued ordinary shares and preference shares of L 1 each in the capital of the Company are fully paid;

     (d) the issued cumulative redeemable preference shares of L 1 each of the Company have been duly authorised and validly issued;

     (e) the issued cumulative redeemable preference shares of L 1 each of the Company were not issued in violation of any pre-emptive rights under statute or under the Memorandum and Articles of Association of the Company;

     (f) none of the following will result in any breach of the Memorandum and Articles of Association of the Company:

          (i) the execution and delivery by the Issuer of the Purchase Agreement, the consummation by the Issuer of the transactions therein contemplated and the compliance by the Issuer with its terms;

          (ii) the execution and delivery by the Issuer of the Registration Rights Agreement and the compliance by the Issuer with its terms;

          (iii) the execution and delivery by the Issuer of the Indenture and the compliance by the Issuer with its terms;

          (iv) the issue and delivery by the Issuer of the Securities as contemplated by the Offering Memorandum; and

          (v) the consummation by the Issuer of the transactions contemplated in the Offering Memorandum.

     (g) the matters referred to in paragraph 8(f)(i) to (v) inclusive above do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under:

          (i)  any existing English law, rule or regulation; or

          (ii) to our knowledge (based solely upon written notification by the Company) and on the basis of the certificates of the officers and directors of the Company and the Issuer, any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties.

9. This opinion is addressed to you in connection with the Issuer. It is given for your benefit for the purpose of the issue of the Securities only, and may not be disclosed or quoted to or relied upon by any other person, without our prior written consent in each specific case, or used for any other purpose. No person (other than you) into whose possession a copy of this opinion may come may rely on this opinion without our express written consent addressed to him.

Yours faithfully


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

APPENDIX TO OPINION

In this opinion, we have assumed that:

(a) All documents submitted to us as originals are authentic and complete and all signatures and seals are genuine. All photocopies or facsimile transmitted copies or other copies conform to the originals and the originals are authentic and complete. All copies certified and other documents dated earlier than the date of this opinion on which we have relied remain accurate, complete and in full force and effect at the date of this opinion.

(b) All documents, forms, notices and information which should have been delivered to the Companies Registration Office and the Central Registry of Winding Up Petitions on behalf of or relating to the Company have been so delivered and the file of records maintained at the Companies Registration Office and the Central Registry of Winding Up Petitions concerning the Company was complete, accurate and up-to-date at the time of the respective searches referred to in paragraph 4 of this opinion.

(c) The Company has not passed a resolution for its winding-up and no proceedings have been instituted or steps taken for the winding-up of the Company or the appointment of an administrator or receiver in respect of all or any assets of the Company.

(d) No law (other than English law) affects any of the conclusions stated in this opinion.

(e) Each of the resolutions contained in the minutes referred to in paragraph 3(a) of this opinion was duly passed at a properly convened, constituted and conducted meeting of duly appointed directors or, as the case may be, shareholders, of the Company at which all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote); such resolutions have not been amended or rescinded and are in full force and effect; and the minutes of such meetings referred to in paragraph 3(a) of this opinion are a true record of the proceedings at such meetings.

(f) The certificates of the officers and directors of the Issuer and the Company provided for the purposes of this opinion letter are true and accurate in all respects.